E X H I B I T   99.1
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                           Orient-Express Hotels Ltd.
                                 41 Cedar Avenue
                                  P.O. Box 1179
                                Hamilton, Bermuda
                                      HM EX


                                      April 4, 2001


J. Robert Lovejoy, Esq.
Ripplewood Holdings LLC
One Rockefeller Plaza
New York, New York 10020

Dear Mr. Lovejoy:

     Orient-Express Hotels Ltd., a Bermuda company ("OEHL"), proposes to file with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations adopted by the Commission thereunder, a Registration Statement on Form S-8 relating to the proposed offer and sale of up to 750,000 class A and class B common shares of OEHL (the "Shares") and 750,000 attached preferred share purchase rights (the "Rights"). The Shares and Rights are issuable from time to time upon the exercise of options granted and to be granted under the Orient-Express Hotels Ltd. 2000 Stock Option Plan. Such registration statement at the time it becomes effective, including all exhibits and documents
incorporated   therein  by  reference,   is  hereinafter   referred  to  as  the
"Registration Statement." The term "Prospectus" as used herein means any prospectus relating to the Plan and meeting the requirements of Part I of Form S-8.

     Under Section 6(a) of the Securities Act, the Registration Statement is required to be signed by, among other persons, OEHL's duly authorized representative in the United States. OEHL has requested that you act as such authorized representative and that you sign the Registration Statement in such capacity, and you have agreed so to act and sign on condition that OEHL furnish to you the indemnification provided for in this Agreement. Accordingly, in consideration of the foregoing, and in order to induce you to act as OEHL's authorized representative in the United States ("Authorized U.S. Representative") and to sign the Registration Statement in such capacity, OEHL hereby agrees to indemnify and hold you harmless against and from any and all losses, claims, damages (including punitive or exemplary), judgments, penalties, fines and liabilities, joint or several (including, subject to the provisions of the next paragraph below, any costs of investigation incurred in connection with the defense of, any legal and other fees and expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted or appeal thereof, whether




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J. Robert Lovejoy, Esq.                                                      -2-




civil, criminal, administrative, investigative or otherwise) (collectively, "Losses"), asserted against or incurred by you, insofar as such Losses arise out of or are based on any actual or alleged event, act, omission, statement, misstatement or occurrence related to the fact that you are or were the Authorized U.S. Representative of OEHL. Fees and expenses incurred by you in connection with any action, suit or proceeding involving you and for which you are indemnified hereunder shall be paid by OEHL as they are incurred by you, and in any event in advance of the final disposition of such action, suit or proceeding. OEHL shall reimburse you for any fees and expenses you incur in connection with enforcing your rights under this Agreement against OEHL.

     If you propose to assert the right to be indemnified under this Agreement, you will notify OEHL, promptly after receipt of notice of commencement of any, or notice of any threatened, action, suit or proceeding against you in respect of which a claim for indemnification is to be made against OEHL hereunder, of the commencement of or threatening of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify OEHL of such action, suit or proceeding shall not relieve OEHL from any liability which it may have to you under this Agreement. In case any such action, suit or proceeding shall be brought against you and you shall notify OEHL of the commencement thereof, you shall be entitled to select your own counsel, and the fees and expenses of such counsel shall be paid directly by OEHL. OEHL shall be entitled to participate in, and, to the extent that it shall wish, to assume, the defense of such action, suit or proceeding, with counsel satisfactory to you, and after notice from OEHL to you of its election so to assume the defense thereof, OEHL shall not be liable to you for any legal or other expenses, other than reasonable costs of investigation subsequently incurred by you in connection with the defense thereof. You shall continue to have the right to employ counsel in any such assumed action, but the fees and expenses of such counsel shall be at your expense unless (i) your employment of counsel has been authorized by OEHL, or (ii) you shall have reasonably concluded that there may be a conflict of interest between OEHL and you in the conduct of the defense of such action (in which case OEHL shall not have the right to direct the defense of such action on your behalf), or (iii) OEHL shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of OEHL. OEHL shall not be liable for the settlement of any action or claim effected without its consent. OEHL shall not settle any action, suit or proceeding in any manner without your written consent.

     To the extent the indemnification provided by OEHL to you hereunder is unavailable or insufficient in respect of any Losses, then OEHL, in lieu of indemnifying you, shall contribute to the amount paid or payable by you as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by OEHL on the one hand and you on the other hand from




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J. Robert Lovejoy, Esq.                                                      -3-



serving as the Authorized U.S. Representative and (ii) if the allocation provided by the preceding clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the preceding clause (i) but also the relative fault of OEHL on the one hand and you on the other hand in connection with the events, acts, omissions, statements, misstatements or occurrences that resulted in such Losses as well as any other relevant equitable considerations.

     This Agreement has been and is made solely for the benefit of you and your legal representatives, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws rules. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall be unaffected.

     All notices and communications hereunder shall be in writing and mailed or delivered, or by telephone or telegraph if subsequently confirmed in writing, to you at Ripplewood Holdings LLC, One Rockefeller Plaza, New York, New York 10020, and to OEHL at 41 Cedar Avenue, P.O. Box HM 1179, Hamilton HM EX, Bermuda,
Attention: Secretary, with a copy to Sea Containers Services Ltd., 20 Upper Ground, London SE1 9PF England.

     Please confirm that the foregoing correctly sets forth the agreement between us.

                                                 Very truly yours,

                                                 ORIENT-EXPRESS HOTELS LTD.


                                                 By:  /s/Edwin S. Hetherington
                                                    ----------------------------
                                                       Edwin S. Hetherington
                                                       Secretary
CONFIRMED:

/s/J. Robert Lovejoy
--------------------
J. Robert Lovejoy